1 EARNINGS PRESENTATION 2Q 2023 August 4, 2023

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets and (iii) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; whether run rate metrics presented herein are reflective of actual annual data; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our ability to deconsolidate our Operating segment; the anticipated impact of artificial intelligence developments on our business; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our leverage and our ability to reach our targeted level of leverage by year-end; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; fluctuations in foreign currency and exchange rates and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

3 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including certain of the financial metrics defined below, of which the calculations may differ from methodologies utilized by other companies for similar performance measurements, and accordingly, may not be comparable to those of other companies. This presentation includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA, FRE, and Run-Rate Fee Revenue. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations of historical Adjusted EBITDA and FRE to net income. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for these measures to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA represents DE adjusted to exclude the following items attributable to the operating company: interest expense as included in DE, income tax expense or benefit as included in DE, preferred stock dividends, equity method earnings, placement fee expense, principal investment income or loss as included in DE, placement fee expense, our share of incentive fees and realized carried interest allocation or reversal net of associated compensation expense or reversal, certain investment costs for capital raising that are not reimbursable by our sponsored funds, and capital expenditures as deducted in DE. Adjusted EBITDA is presented on a reportable segment basis and for the Company in total. We believe that Adjusted EBITDA is a meaningful supplemental measure of performance because it presents the Company’s operating performance independent of its capital structure, leverage and non-cash items, which allows for better comparability against entities with different capital structures and income tax rates. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and does not deduct capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited. Assets Under Management (“AUM”): Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. DigitalBridge Operating Company, LLC (“DBRG OP”): The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities. Fee Related Earnings (“FRE”): FRE is calculated as recurring fee income and other income inclusive of cost reimbursements (related to administrative expenses), and net of compensation expense (excluding equity-based compensation, carried interest and incentive compensation) and administrative expense (excluding placement fees and straight-line rent). FRE is used to assess the extent to which direct base compensation and operating expenses are covered by recurring fee revenues in the digital investment management business. We believe that FRE is a useful supplemental performance measure because it may provide additional insight into the profitability of the overall digital investment management business. FRE is measured as Adjusted EBITDA for the IM segment, adjusted to reflect the Company’s IM segment as a stabilized business by excluding FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion, collectively referred to as “Start-up FRE.” The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE from FRE until such time a new strategy is determined to form part of the Company’s core investment management business. Distributable Earnings (“DE”): DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related costs; restructuring charges (primarily severance and retention costs); realized and unrealized gains and losses, except realized gains and losses from digital assets in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties, and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings from BRSP which is replaced with dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures; income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period. There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total. We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core operational in nature and allows for better comparability of operating results period-over- period and to other companies in similar lines of business. Fee Related Earnings Margin (“FRE Margin”): FRE Margin is calculated by dividing FRE by management fee revenues, excluding one-time catch-up fees and/or incentives fees. Fee-Earning Equity Under Management (“FEEUM”): Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Monthly Recurring Revenue (“MRR”): The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. Run-Rate Fee Revenue: Calculated as FEEUM , inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Investment Management Fee Revenues may not be achieved if all uncalled commitments are not called In evaluating the information presented throughout this presentation see definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

4 DBRG REPORTS SECOND QUARTER 2023 RESULTS Boca Raton, August 4th, 2023 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the second quarter ended June 30, 2023. The Company reported second quarter 2023 total revenues of $425 million, GAAP net loss attributable to common stockholders of $(22) million, or $(0.14) per share, and Distributable Earnings of $10 million, or $0.06 per share. Common and Preferred Dividends On August 1, 2023, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on October 16, 2023 to shareholders of record at the close of business on September 30, 2023; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on October 16, 2023 to the respective stockholders of record on October 10, 2023. Second Quarter 2023 Conference Call The Company will conduct an earnings conference call and presentation to discuss the Second Quarter 2023 financial results on Friday, August 4, 2023, at 10:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471. For those unable to participate during the live call, a replay will be available starting August 4, 2023, at 3:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13739028. International callers should dial (412) 317-6671 and enter the same conference ID number. We continued to advance our strategic position as a leading global digital infrastructure asset manager during the second quarter with strong capital formation and progress on the deconsolidation of our operating segment. That progress keeps us on track to achieve our key strategic priorities for 2023. At the portfolio level, we continued to invest and support the growing demand for compute and connectivity driven by increasingly powerful AI and cloud thematics. Marc Ganzi Chief Executive Officer “ ”

5 DIGITALBRIDGE SECOND QUARTER 2023 GAAP RESULTS Three Months Ended June 30, 2023 2022 Revenues Fee income $ 65,742 $ 44,318 Carried interest allocation (reversal) 79,254 110,779 Principal investment income (loss) 30,409 16,444 Property operating income 234,753 234,251 Other income 14,775 10,840 Total revenues 424,933 416,632 Expenses Property operating expense 98,231 97,290 Interest expense 56,022 46,388 Investment expense 5,253 7,187 Transaction-related costs 1,113 2,756 Placement fees 3,653 — Depreciation and amortization 149,562 155,352 Compensation expense Compensation expense - cash and equity-based 82,992 52,792 Compensation expense (reversal) - carried interest and incentive fee 36,076 49,069 Administrative expenses 25,763 26,353 Total expenses 458,665 437,187 Other income (loss) Other gain (loss), net (11,537) (46,256) Income (loss) before income taxes (45,269) (66,811) Income tax benefit (expense) (3,269) 2,518 Income (loss) from continuing operations (48,538) (64,293) Income (loss) from discontinued operations (3,978) (3,788) Net income (loss) (52,516) (68,081) Net income (loss) attributable to noncontrolling interests: Redeemable noncontrolling interests (2,441) (14,327) Investment entities (39,667) (29,102) Operating Company (1,745) (3,090) Net income (loss) attributable to DigitalBridge Group, Inc. (8,663) (21,562) Preferred stock redemption (927) — Preferred stock dividends 14,675 15,759 Net income (loss) attributable to common stockholders $ (22,411) $ (37,321) Income (loss) per share—basic Income (loss) from continuing operations per share—basic $ (0.12) $ (0.22) Net income (loss) attributable to common stockholders per share—basic $ (0.14) $ (0.24) Income (loss) per share—diluted Income (loss) from continuing operations per share—diluted $ (0.12) $ (0.22) Net income (loss) attributable to common stockholders per share—diluted $ (0.14) $ (0.24) Weighted average number of shares Basic 158,089 153,983 Diluted 158,089 153,983 CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data, unaudited)

6 AGENDA BUSINESS UPDATES E C T IO N 1 FINANCIAL RESULTSS E C T IO N 2 S E C T IO N 3 EXECUTING THE DIGITAL PLAYBOOK

7 1 BUSINESS UPDATE

PROGRESS ON OUR 2023 PRIORITIES: THE 3 THINGS THAT MATTER

In 2Q23, DigitalBridge made significant progress towards achieving its key 2023 priorities, including strong capital formation, operating segment deconsolidation, and support for the continued growth of its portfolio companies.

FUNDRAISE

- **Strong Growth**: 2Q23 IM Fee Revenue increased 47% YoY and FRE increased 35%, driven by higher FEEUM from credit, core, and co-invest strategies and a full quarter contribution from the InfraBridge acquisition.
- **New Capital Formation:** DigitalBridge raised $2.7B[1] since last quarter, driven by initial commitments to the latest DBP Series and successful co-invest syndications. LP interest in digital infrastructure remains robust.
- **Guidance On Track:** DBRG remains on track to meet its fundraising targets for the year.

SIMPLIFY

- **Deconsolidation:** DBRG expects to receive commitments sufficient to deconsolidate DataBank by the end of August 2023 which will generate at least $45M[2] of incremental proceeds to balance sheet. Vantage SDC remains on track for successful deconsolidation during 2023.
- **Additional Alt Manager Reporting** – additional disclosures and reporting framework consistent with Alt Manager peers (investment management segment detail)

DRIVE PORTCO PERFORMANCE

- **Portfolio Wide Growth:** Portfolio company MRR continued to grow across all verticals in the DBRG ecosystem
- **Capex Deployment:** Over $4B deployed YTD at attractive development yields across our PortCos
- **Data Centers:** Early innings in Generative AI demand, with initial uplift seen in strong YoY pipeline growth

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles as of July 31, 2023
(2) Assumes DBRG pro-rata participation.

DIGITALBRIDGE
8

NEW CAPITAL FORMATION

DigitalBridge has raised $3.4B in new fee-earning equity YTD[1], up $2.7B since last quarter, driven principally by initial commitments to the latest DBP Series (which will begin generating fees following an initial close later in 2023) and new co-invest capital. DBRG remains on track to meet its FY 2023 fundraising targets.


($ in Billions)
DBP Series
Co-Invest
Core, Credit, Liquid
$0.7
$3.4
$0.6
$0.9
$1.2
$0.7
$2.7
$9.5
$8.0
midpoint
$6.5
RANGE
1Q23
YTD 2023(1)
2H23
2023 FY
Target

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles YTD, measured as of July 31, 2023.

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

DIGITALBRIDGE
9

10 $11.0 $11.2 $11.3 $4.7 $7.0 $8.0 $5.1 $5.1 $2.4 $2.2 $2.3 $0.9 $2.2 $2.4 $19.0 $27.7 $29.1 2Q22 1Q23 2Q23 ASSETS & FEE EARNING EQUITY UNDER MANAGEMENT Fee-Earning Equity Under Management (FEEUM) increased $10.1B, or 53% YoY, to $29.1B powered by organic capital formation and contribution from the InfraBridge acquisition. DBP Series Co-Invest Permanent Capital Vehicles Core, Liquid, Credit Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information. AUM(1)FEEUM InfraBridge +53% YoY Growth +51% YoY GrowthFEEUM growth is Key Revenue and Earnings Driver (1) See definition of AUM on page 3 of this presentation. DBRG Balance Sheet ($ in Billions) ($ in Billions) $16.7 $19.4 $20.0 $20.2 $29.1 $30.2 $7.4 $7.7 $8.0 $8.4 $8.9 $1.0 $3.0 $3.3 $2.6 $1.7 $1.8 $47.9 $69.3 $72.2 2Q22 1Q23 2Q23

DECONSOLIDATION UPDATE – DATABANK RECAP

DBRG expects to finalize commitments to the DataBank recapitalization sufficient to deconsolidate DataBank from DBRG's financial statements by the end of August 2023, and complete a final close on the recap by the end of 3Q23.

DATABANK DECONSOLIDATION

- Upon the closing of at least $208 million of recap commitments that are expected by the end of August 2023, DBRG ownership will decrease to less than 10% and DBRG will receive pro rata proceeds of approximately $45 million.(1)
- Recapitalization expected to close during 3Q23; following such close, DBRG financial statements will not consolidate DataBank financials beginning in 4Q23.
- DBRG's remaining ownership stake will be held under Investments on the balance sheet; future adjustments to the asset's fair market value will flow through Principal Investment Income.(2)

DATABANK



$905M
($425M)
(~$45M)
<$435M
10% Threshold
Total Implied Value
Proceeds To Date From Recap
Expected Incremental Q3 Proceeds
Remaining Implied Value

<10%
Ownership
(expected)

(1) Assumes DBRG pro-rata participation.
(2) Following deconsolidation, DBRG's equity stake in DataBank will be held under Investments on the balance sheet and for accounting purposes be treated similarly to other GP stakes DBRG holds in its commingled funds.

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

VANTAGE SDC DECONSOLIDATION

VANTAGE DATA CENTERS SDC

DigitalBridge remains committed to successfully deconsolidating Vantage SDC by the end of 2023.

Stay tuned...

DIGITALBRIDGE
11

PORTFOLIO PERFORMANCE

Powerful secular tailwinds, driving demand for compute and connectivity, continue to underpin positive performance across our diversified global portfolio. Ultimately portfolio performance drives returns.



DATA CENTER PORTFOLIO
21.8%
TOWER PORTFOLIO
21.4%
FIBER PORTFOLIO
15.4%
SMALL CELLS/EDGE
0.6%
Monthly Recurring Revenue ($)(1)(2)
2Q22
2Q23

Supporting Portfolio Growth

>$4B

YTD

DigitalBridge has continued to support the growing demand for compute and connectivity, with over $4B in PortCo Capex funded so far in 2023.

Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information.

(1) The Company defines Monthly Recurring Revenue "MRR", as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.
(2) Excludes companies acquired during or after 2Q23 or for which comparable data was not yet available.

DIGITALBRIDGE
12

13 2 FINANCIAL RESULTS

14 $47.9B $72.2B 2Q22 2Q23 $180.9M $275.3M 2Q22 2Q23 $19.0B $29.1B 2Q22 2Q23 $0.6M $10.0M 2Q22 2Q23 $25.5M $34.4M 2Q22 2Q23 $45.1M $66.5M 2Q22 2Q23 DIGITALBRIDGE’S SECOND QUARTER 2023 HIGHLIGHTS – KEY METRICS Fee Income – IM Segment Fee Related Earnings – IM Segment Distributable Earnings - Corporate FEEUM AUM Run Rate Fee Revenue(1) 47% 35% 15.6x 53% 51% 52% (1) Based on 6/30/22 and 6/30/23 FEEUM respectively, multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees.

15 SECOND QUARTER 2023 HIGHLIGHTS & KPIs Financial Highlights At share, DBRG shareholder metrics for the quarter ended June 30, 2023; ▪ Fee Income in the investment management segment was $66.5 million, up 47% year-over-year. ▪ Fee Related Earnings in the investment management segment (“IM FRE”) was $34.4 million, up 35% year-over-year. ▪ Distributable Earnings (“DE”) attributable to DBRG shareholders was $10.0 million, benefitting from growth in the investment management platform which has continued its positive trend. Capital Metrics ▪ Assets Under Management (“AUM”) of $72.2 billion, up 51% year-over-year. ▪ Fee Earning Equity Under Management (“FEEUM”) of $29.1 billion, up 53% year-over-year. ▪ New Capital Raised YTD(1) of $3.4 billion, driven principally by initial commitments to the latest DBP Series. ▪ Run-Rate Fee Revenue representing committed FEEUM at quarter end, multiplied by weighted average fee rate is $275 million(2). Corporate ▪ Liquidity as of June 30, 2023 is $505 million, including full availability on the Company’s $300 million VFN. ▪ Debt Reduction $200 million payoff of 2023 convertible notes, resulting in a 14% reduction in at-share debt. ▪ Capital Allocation during the quarter was approximately $223 million, including the payoff of the Company’s $200 million 2023 convertible notes and GP commitments alongside existing investment funds. ▪ Regular Dividend of $0.01 per share of common stock was declared for the quarter. (1) The reported Capital Raised YTD, is inclusive of all capital committed to DigitalBridge managed investment vehicles YTD, measured as of August 3, 2022 and July 31, 2023, respectively. (2) Based on 6/30/23 FEEUM respectively, multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees.

16 TOTAL COMPANY 2Q22 2Q23 % Change YOY 2Q22 LTM 2Q23 LTM % Change YOY Fee Income $44.3 $65.7 +48% $193.4 $210.4 +9% Carried Interest (realized and unrealized) 110.8 79.3 (28%) 168.0 323.1 +92% Principal Investment Income 16.4 30.4 +85% 88.6 7.4 (92%) Property Operating Income 234.3 234.8 +0% 821.5 956.4 +16% Interest & Other Income 10.8 14.8 +36% 40.0 47.5 +19% Consolidated Revenues $416.6 $424.9 +2% $1,311.5 $1,544.9 +18% DBRG Pro Rata Share of Revenues $133.4 $176.8 +32% $426.1 $581.2 +36% Adjusted EBITDA $30.9 $42.9 +39% $90.0 $125.4 +39% Distributable Earnings ("DE") $0.6 $10.0 +1561% ($21.0) $20.6 N/M Distributable Earnings / Share $0.00 $0.06 ($0.14) $0.11 N/M Fee Income was up significantly, 48%, YoY. At-share total revenue and Adjusted EBITDA were both up >30% over the prior year and DigitalBridge generated $10 million in Distributable Earnings during the quarter. CONSOLIDATED RESULTS (NON-GAAP) Note: All $ in millions

17 INVESTMENT MANAGEMENT ("IM") 2Q22 2Q23 % Change YOY 2Q22 LTM 2Q23 LTM % Change YOY Fee Income, excluding incentive fees $45.1 $66.5 +47% $191.3 $213.0 +11% Other Income 0.5 1.1 1.5 2.5 G&A (20.2) (33.1) (74.3) (100.8) Fee Related Earnings ("FRE") $25.5 $34.4 +35% $118.5 $114.6 (3%) Minority Holder Allocation of Adjusted EBITDA (4.7) – (34.1) – Fee Related Earnings ("FRE") at share $20.8 $34.4 +66% $84.4 $114.6 +36% FRE Margin (consolidated) 56.4% 51.8% (4.7%) 61.5% 53.2% (8.3%) Distributable Earnings Adjustments Realized Net Carried Interest (Loss) – (0.9) (0.0) 32.0 Realized Net Investment Income (Loss) – – – – Other IM Expenses & Taxes (6.5) (9.1) (30.9) (25.6) IM Segment Distributable Earnings ("DE") $14.3 $24.4 +71% $53.5 $121.1 +126% (1) During 2Q23, Fee Income increased 47% with additional FEEUM from new strategies and InfraBridge contributing to revenue growth. FRE at-share and segment-level distributable earnings were both up substantially YoY. FRE Margin was impacted by lower contribution margins at InfraBridge and expenses re-allocated from Start-Up G&A. INVESTMENT MANAGEMENT RESULTS (NON-GAAP) Note: All $ in millions (1) G&A excludes start-up FRE associated with new strategies, which is captured in Other IM Expenses & Taxes. (1)

18 Carried Interest Detail 2Q22 2Q23 % Change YoY Unrealized Carried Interest – Income $110.8 $79.3 Realized Carried Interest – Income – – Carried Interest – Income (as reported on GAAP Income Statement) $110.8 $79.3 (28%) Unrealized Carried Interest – Compensation Expense ($49.1) ($36.1) Realized Carried Interest – Compensation Expense – – Carried Interest – Compensation Expense ($49.1) ($36.1) (26%) Net Carried Interest (Unrealized and Realized)(1) $61.7 $43.2 (30%) INVESTMENT MANAGEMENT SEGMENT DETAIL (NON-GAAP) Other IM Expenses Detail 2Q22 2Q23 % Change YoY Startup Costs / New Product G&A ($2.3) ($1.2) Placement Fees $0.0 ($3.6) Other, at-share $0.2 $0.4 Allocated Securitization Interest ($2.4) ($2.3) Income Tax Benefit (expense) ($2.0) ($2.4) Total Other IM Expenses, net ($6.5) ($9.1) +40% New additional disclosure designed to simplify analysis of realized vs. unrealized carried interest allocations and associated expenses. Other IM Expense Detail captures expenses which impact segment-level DE. (1) Net Carried Interest includes investment team compensation expense but excludes non-controlling interest share of carried interest attributable to pre-acquisition legacy ownership and Wafra.

19 OPERATING 2Q22 2Q23 % Change YOY 2Q22 LTM 2Q23 LTM % Change YOY Revenues $40.3 $27.6 (32%) $141.7 $118.0 (17%) Expenses (22.6) (15.3) (80.7) (66.4) Adjusted EBITDA $17.7 $12.3 (30%) $61.0 $51.5 (16%) Interest & Other Expenses (7.1) (6.2) (25.9) (25.4) Maintenance Capex (2.6) (0.9) (6.4) (5.7) AFFO / Distributable Earnings "DE" $8.0 $5.2 (36%) $28.7 $20.5 (29%) EBITDA Margin 43.8% 44.6% +0.8% 43.1% 43.7% +0.6% Ownership 17% 12% OPERATING SEGMENT RESULTS (NON-GAAP) Note: All $ in millions Operating Segment revenues and earnings declined YoY due to lower DBRG ownership of businesses in this segment. Notably, since 2Q22, progress on the DataBank recap lowered DBRG ownership from 22% to 11%. Excluding the impact of the ownership reduction and certain 1x items, consolidated revenue was up 6.0% and Adj. EBITDA was 7.2%. YoY reduction due to sale of ownership interests in DataBank; excluding sale EBITDA was up 7.2%.

CONSISTENT INVESTMENT MANAGEMENT GROWTH

Investment management segment has continued to grow consistently with 'lower left to upper right trajectory'. Run-Rate Fee Revenue, which assumes full deployment of committed capital, continued to increase with contributions from new capital formed during the quarter.



DBRG SHARE
EXCLUDES 31.5% MINORITY INTEREST FOR PERIODS PRIOR TO MAY 2022 CONVERSION
EXCLUDES 1X ITEMS
$85M
$48M
2Q21
$94M
$53M
3Q21
$106M
$60M
4Q21
$120M
$73M
1Q22
$148M
$83M
2Q22
$182M
$100M
3Q22
$181M
$97M
4Q22
$237M
$138M
1Q23
$266M
$138M
2Q23
$275M
Run Rate Fee Revenue (1)
Annualized Fee Revenue
Annualized IM Segment FRE

Run-Rate Fee Revenue is calculated by multiplying committed FEEUM as of the referenced date by the average annual fee rate % to provide an indication of future expected revenue

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

(1) Based on 6/30/23 FEEUM multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees.

DIGITALBRIDGE
20

BALANCE SHEET PROFILE

Primary assets are GP stakes, Operating Segment Net Equity Value and Corporate Cash. DigitalBridge continues to maintain strong liquidity levels.

Assets

GP Investment in DBP Series	$294
GP Investments in Other DBRG Offerings (Credit, Core, Infrabridge, Liquid, Ventures)	324
GP Investment Total	**$618**
Operating Net Carrying Value[1]	490
Corporate Cash	**205**
Key Corporate Assets	**$1,313**
Current Liquidity (Corporate Cash + VFN Availability)	***$505***

(1) Represents DBRG Share of investment cost basis & additional capital expenditures, less unpaid principal balance; does not reflect current market value of investments

Capitalization

DigitalBridge consolidates financial statements of Operating Segment portfolio companies' 'Investment Level Debt' despite minority ownership position; Pro Rata column details DBRG-relevant share of debt, consolidated figures provided for ease of comparison to financial statements

To Be Deconsolidated w/Operating Segment	DBRG Pro Rata	Consolidated	Blended Avg. Cost
Investment Level Debt	**$630**	**$5,149**	**3.7%**
Corporate Debt			
Exchangeable Notes ($78M '25)	$78	$78	5.8%
Securitized Notes	$300	$300	3.9%
Revolver (VFN; $300M Available)	-	-	n/a
Total Corporate Debt	**$378**	**$378**	**4.3%**
Preferred Stock	**$822**		**7.1%**

All figures as of 6/30/23, unless otherwise noted, $ in millions

DIGITALBRIDGE

21

22 3 EXECUTING THE DIGITAL PLAYBOOK EARLY IMPACTS OF GENERATIVE AI

23 GENERATIVE AI: ITS FUNDAMENTALLY DIFFERENT Generative AI infuses new layers of creativity into Traditional ‘analysis-centric’ AI, unlocking new capabilities Why it matters to DBRG?…Enterprise Software Platforms are being Rearchitected to Incorporate Generative AI Creativity Enhancements = More Compute CREATION Scan large datasets to identify potential drug candidates TRADITIONAL AI GENERATIVE AI Design entirely new molecules to treat diseases AI Generated Short Film Domain-specific LLMs for intuitive Q&A/Search Netflix Recommendation Engine Enhance Credit Risk Evaluation The Frost Pharma Media Financial Services

GENERATIVE AI ADOPTION IS THE FASTEST ON RECORD

ChatGPT represented 'iPhone Moment' for generative AI



OpenAI
ChatGPT
2 months
Tiktok
Instagram
Pinterest
Spotify
Telegram
Uber
TIME IT TOOK TO REACH
100 MILLION MONTHLY USERS
WORLD WIDE

Sources: IBM Global AI Adoption Index 2022, IDC Worldwide Artificial Intelligence Spending Guide

AI IS A CLOUD-SCALE OPPORTUNITY



We are in the early innings
CLOUD
AI
~$300B(1)
Cloud Services Market
~$300B+

"This could be as big or bigger than the cloud"

DigitalBridge Data Center Portfolio CEO

Source: DigitalBridge estimates, Structure Research HSC Market Share Report Q1 2023

DIGITALBRIDGE

24

25 1,250 1,000 750 500 250 0 2016 2018 2020 2022 2024 TOASTER NVDA P100 NVDA V100 NVDA A100 NVDA H100 INTC PONTE VECCHIO C H IP P O W E R [ W ] 1000B 100B 10B 1B 0.1B 0.01B 2018 2019 2020 2021 2022 2023 ELMo (94M) BERT-Large (340M) GPT-2 (1.5B) T5 (11B) Megatron-LM (8.3B) Turing-NLG (17.2B) GPT-3 (175B) Jurassicc-1 (178B) Megatron-Turing (530B) PaLM (540B) 20402038203620342032203020282026 0 500 1,000 1,500 8% CAGR1 25% CAGR2 T E R A W H A T T - H O U R S Power consumption (W) per chip(1) Model Size, in Billions of Parameters(2) Data Center Power Consumption (TWh) DATA CENTERS WILL NEED FAR MORE POWER CHIP POWER IS EXPLODING, … LARGE MODELS ARE GROWING EXPONENTIALLY,… By 2040, ~80% of all data center power is expected to be consumed by AI(2) GENERATIVE AI WORKLOADS ARE POWER HUNGRY Sources: (1) INTC, NVIDA, (2) AvidThink

CLOUD-TRAINED: GEN AI IS POWER HUNGRY

Gen AI model training is compute-bound…more compute resources are tied to a better product.
Access to digital infra in size, at the lowest total cost, is a key success factor.

HIGHER MW
per facility[1]


~50MW
per facility
~200MW
per facility

HIGHER POWER DENSITY
per rack


10KW per rack
10KW per rack
10KW per rack
10KW per rack
10KW per rack
40.8 kW
per rack2

LOWER PRICE PER KW
Access to Low-Cost Power is Priority


HIGHER COST
LOWER COST
LOWER LATENCY
HIGHER LATENCY
CLOUD - TRAINED
AI models

The Ability to Access and Invest in Significant MW Capacity Becomes Increasingly Relevant

Power Density and Efficiency Become Increasingly Relevant

DIGITALBRIDGE

Sources: (1) DigitalBridge estimates, (2) NVIDA,

26

27 EDGE DELIVERED: INTELLIGENCE LIVES ACROSS THE NETWORK AI Inference, the process of actually using a cloud-trained AI model, happens at the edge. Here, trained AI models and the data to support the AI inference process must be deployed close to enterprises and consumers in a cost-efficient, latency - sensitive manner. Expect this to be more relevant in the next 2-3 years as applications leveraging GenAI proliferate. HYPERSCALE Data Centers EDGE DATA CENTERS MOBILE TOWERS SMALL CELLS FIBER Ecosystem

CLOUD TRAINED/EDGE DELIVERED: DBRG PORTFOLIO IS WELL POSITIONED TO MEET GROWING DEMAND FOR AI WORKLOADS

With one of the ‘newest fleets’ in the business, DigitalBridge’s global data center portfolio operates from the core to the edge of the network, serving well-defined workload profiles across an increasingly hybrid compute landscape.



Data Center
CLOUD - TRAINED
Data Center
EDGE - DELIVERED
VANTAGE DATA CENTERS
SCALA
switch
DATABANK
AtlasEdge
AIMS
Public CLOUD
Hyperscale
Private CLOUD
Enterprise
Interconnection
Edge
Hybrid Compute
Global Hyperscale
Microsoft
aws
Google
Enterprise Applications
vodafone
Honeywell
Content Distribution
NETFLIX
Disney+
zoom
PlayStation Network
EA

DIGITALBRIDGE
28

DIGITALBRIDGE IS AT THE INTERSECTION OF AI SUPPLY AND DEMAND

We are in the very early innings of the Generative AI-driven demand cycle, but already see tangible evidence manifesting in our data center pipelines and in conversations with our largest institutional investors.

SUPPLY

Investor Allocations to Digital Infra

- Global LPs just getting up to speed on implications of GenAI for digital infra
- DBRG thought leadership in sector driving engagement



Image generated by AI

DEMAND

Data Center Lease-Up

- DBRG data center pipelines up 84% over prior year
- Industry-wide leasing of >2GW over the last 90 days in the US (10GW market)[1]

REPORTS FROM THE FIELD

"We believe we are at an inflection point for data center capacity requirements, as years of planning with our customers on their AI needs are becoming a reality. Those needs could be significant; just a few years ago, a 24MW requirement from a customer for capacity was considered a large opportunity; with AI, we are seeing requirements for 10x that capacity."

DigitalBridge Portfolio, CEO

"We are seeing unprecedented demand for data center capacity from technology companies looking to deploy LLMs."

DigitalBridge Portfolio, CEO

"Q: Who is the easiest to work with on leasing new capacity?

A: The DigitalBridge companies...Vantage, DataBank, Switch."

DBRG investor diligence call with Specialty AI Cloud Provider (GPUaaS)

"We see an emerging class of new 'model-as-a-service' and HPC hosting providers driving demand for data center space with high density requirements similar to hyperscale cloud."

DigitalBridge Portfolio, CEO

(1) TD Cowen Report: A Tsunami Of AI Demand Hits The Data Center Market; Expect 2023 To Set Record For Leasing

DIGITALBRIDGE
29

30 2023 CEO PRIORITIES: 3 THINGS THAT MATTER CEO 2023 Checklist Secular Tailwinds Around Connectivity – Big Growing TAM The Leading Management Team 25+ years Investing and Operating Digital Assets Converged Vision with Exposure to Entire Digital Ecosystem Focus on realization of high-growth digital infrastructure platform FUNDRAISE • $8B IN NEW CAPITAL • STRONG MOMENTUM AT DBP SERIES SIMPLIFY • DECONSOLIDATE DATABANK • VANTAGE SDC IS ‘UP NEXT’ PORTCO PERFORMANCE • CONTINUING TO DELIVER SOLID GROWTH ACROSS THE PORTFOLIO • EARLY STAGES OF AI-LED DEMAND WILL REQUIRE MORE BUILDING AND CAPITAL Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. ON TRACK

31 4 Q&A SESSION

32 5 APPENDIX

NON-GAAP RECONCILIATIONS

($ in thousands)	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21
Net income (loss) attributable to common stockholders	$ (22,411)	$ (212,473)	$ (19,356)	$ (63,273)	$ (37,321)	$ (262,316)	$ (20,686)	$ 41,036
Net income (loss) attributable to noncontrolling common interests in Operating Company	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)	4,311
Net income (loss) attributable to common interests in Operating Company and common stockholders	**(24,156)**	**(229,135)**	**(20,939)**	**(68,107)**	**(40,411)**	**(285,178)**	**(22,632)**	**45,347**
Adjustments for Distributable Earnings (DE):								
Transaction-related and restructuring charges	7,823	18,391	23,772	23,249	29,300	24,668	29,977	19,501
Other (gain) loss, net (excluding realized gain or loss related to digital assets and fund investments in Corporate and Other)	(15,990)	141,229	(16,050)	(7,211)	15,134	130,224	(52,611)	11,319
Unrealized carried interest allocation, net of associated compensation expense	(43,791)	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)	(27,953)
Compensation expense - equity-based	25,937	16,339	7,549	18,619	9,344	18,720	19,416	9,038
Depreciation and amortization	149,263	141,220	148,508	146,810	153,548	130,597	145,031	137,602
Straight-line rent revenue and expense	(1,860)	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)	(1,925)
Amortization of acquired above- and below-market lease values, net	370	26	100	80	(10)	(248)	(333)	(172)
Impairment loss	—	—	—	—	12,184	23,802	(40,732)	(8,210)
Gain from sales of real estate	—	—	—	—	—	—	(197)	(514)
Non-revenue enhancing capital expenditures	(8,284)	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)	(1,349)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	7,578	15,523	5,572	5,627	5,238	98,465	36,685	7,651
Preferred share redemption (gain) loss	(927)	—	—	—	—	—	2,127	2,865
Income tax effect on certain of the foregoing adjustments	—	—	55	—	—	(589)	8,195	1,663
Adjustments attributable to noncontrolling interests in investment entities	(88,604)	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)	(83,074)
DE from discontinued operations	2,653	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)	(116,675)
After-tax DE	**$ 10,012**	**$ (3,365)**	**$ (18,393)**	**$ 32,335**	**$ 603**	**$ (5,064)**	**$ (11,636)**	**$ (4,886)**
W.A. Common Shares and OP Units	173,678	173,127	173,182	176,827	168,643	157,248	146,276	136,669
DE per basic share	**$ 0.06**	**$ (0.02)**	**$ (0.11)**	**$ 0.18**	**$ —**	**$ (0.03)**	**$ (0.08)**	**$ (0.04)**

($ in thousands)	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21
After-tax DE	**$ 10,012**	**$ (3,365)**	**$ (18,393)**	**$ 32,335**	**$ 603**	**$ (5,064)**	**$ (11,636)**	**$ (4,886)**
Interest expense included in DE	10,130	12,549	13,756	16,348	14,142	13,280	13,775	14,160
Income tax expense (benefit) included in DE	2,825	1,092	30,616	(7,839)	(2,662)	(6,849)	631	(12,638)
Preferred dividends	14,675	14,676	14,765	15,283	15,759	15,759	16,139	17,456
Principal Investment Income (Loss)	—	(277)	(1,860)	(9,303)	—	(58)	(157)	(198)
Placement fee expense	3,653	—	—	—	—	—	603	2,102
Realized carried interest allocation, net of associated compensation expense	883	(243)	(12,377)	(20,258)	—	1,172	(1,092)	(7)
Investment costs and non-revenue enhancing capital expenditures in DE	706	1,194	1,252	2,531	3,086	2,023	2,463	1,402
Non pro-rata allocation of income (loss) to noncontrolling interests	—	—	—	—	—	231	231	231
Adjusted EBITDA	**$ 42,884**	**$ 25,626**	**$ 27,759**	**$ 29,097**	**$ 30,928**	**$ 20,494**	**$ 20,957**	**$ 17,622**

DIGITALBRIDGE

33

NON-GAAP RECONCILIATIONS

($ in thousands)	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21
IM net income (loss)	$ 35,177	$ (2,804)	$ 81,167	$ 46,065	$ 67,995	$ (9,143)	$ 28,194	$ 39,272
Adjustments:								
Interest expense (income)	2,268	2,411	2,200	2,906	2,771	2,500	2,499	2,250
Investment expense, net of reimbursement	–	51	156	230	(200)	138	(12)	–
Depreciation and amortization	11,039	6,409	6,135	5,369	5,375	5,276	5,928	8,242
Compensation expense—equity-based	17,099	3,898	6,639	2,654	3,361	3,191	2,011	2,046
Compensation expense—carried interest and incentive	36,076	(36,831)	92,738	80,831	49,069	(20,352)	25,921	31,736
Administrative expenses—straight-line rent	(39)	77	1,541	68	76	159	75	74
Administrative expenses—placement agent fee	3,653	–	–	–	–	–	880	3,069
Transaction-related and restructuring charges	3,025	9,682	8,101	2,317	4,042	3,942	2,516	2,627
Incentive/performance fee income	(79,425)	53,887	(176,944)	(121,698)	(110,779)	31,119	(5,720)	(1,313)
Principal investment income (loss)	(1,604)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)	(59,196)
Other (gain) loss, net	3,608	(3,082)	(248)	110	424	3,055	(52)	(461)
Income tax (benefit) expense	2,356	217	2,172	1,263	2,006	2,374	1,852	3,089
IM Adjusted EBITDA	$ 33,233	$ 33,597	$ 21,585	$ 19,099	$ 23,124	$ 22,242	$ 32,484	$ 31,435
Exclude: Start-up FRE of certain new strategies	1,165	915	2,643	2,399	2,335	2,362	2,306	2,224
IM FRE	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 25,459	$ 24,604	$ 34,790	$ 33,659
Wafra's 31.5% ownership	–	–	–	–	(4,700)	(7,615)	(11,033)	(10,737)
DBRG OP share of IM FRE	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 20,759	$ 16,989	$ 23,757	$ 22,922

	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21
Operating net income (loss) from continuing operations	(93,055)	(97,942)	(76,990)	(93,772)	(85,428)	(74,141)	(83,909)	(71,822)
Adjustments:								
Interest expense	51,285	59,984	45,222	40,770	37,233	36,184	35,144	29,839
Income tax (benefit) expense	499	(56)	509	(5)	161	(330)	(1,941)	1,922
Depreciation and amortization	138,209	134,699	133,269	130,663	145,817	122,891	126,436	120,458
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(678)	(1,221)	(1,749)	(2,827)	(236)	(377)	370	482
Compensation expense—equity-based	4,926	5,275	(95)	10,852	752	752	1,918	308
Installation services	–	–	–	–	–	–	2,097	(4,058)
Transaction-related and restructuring charges	1,328	184	1,574	1,105	2,400	4,636	3,188	4,042
Other gain/loss, net	(344)	(1,769)	(3,188)	4,418	534	(956)	1,226	(285)
Operating Adjusted EBITDA	$ 102,170	$ 99,154	$ 98,552	$ 91,204	$ 101,233	$ 88,659	$ 84,529	$ 80,886

DIGITALBRIDGE
34

35 BALANCE SHEET ($ in thousands, except per share data) (unaudited) As of June 30, 2023 Consol idated Assets Cash and cash equivalents $ 426,883 Restricted cash 154,687 Investments 1,288,877 Real estate 6,178,467 Goodwill 923,112 Deferred leasing costs and intangible assets 1,052,822 Other assets 607,554 Due from affiliates 71,149 Assets held for disposition 53,514 Total assets $ 10,757,065 Liabi l i t ies Corporate debt $ 370,461 Non-recourse investment-level debt 5,025,845 Intangible liabilities 28,447 Other liabilities 1,158,427 Liabilities related to assets held for disposition 12,954 Total l iabi l i t ies 6,596,134 Commitments and contingencies Redeemable noncontrol l ing in teres ts 31,920 Equ ity Stockholders’ equity: Preferred stock, $0.01 par value per share; $827,711 liquidation preference; 250,000 shares authorized; 32,876 shares issued and outstanding 794,670 Common stock, $0.01 par value per share Class A, 237,250 shares authorized; 162,475 shares issued and outstanding 1,624 Class B, 250 shares authorized; 166 shares issued and outstanding 2 Additional paid-in capital 7,846,440 Accumulated deficit (7,201,651) Accumulated other comprehensive income (loss) 1,122 Total stockholders’ equity 1,442,207 Noncontrolling interests in investment entities 2,639,606 Noncontrolling interests in Operating Company 47,198 Total equity 4,129,011 Total l iabi l i t ies , redeemable noncontrol l ing in teres ts and equ ity $ 10,757,065

36